THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                        ASSISTANT SECRETARY'S CERTIFICATE

     As an Assistant Secretary of The Equitable Life Assurance Society of the United States (the "Corporation"), a corporation organized and existing under the laws of the State of New York, I, Janet E. Hannon, hereby certify that attached hereto marked Exhibit A is a true, correct, and complete copy of Resolution B28-95, duly adopted by the Board of Directors of the Corporation at a meeting held on September 21, 1995, at which a quorum was present and acting throughout; and that said resolution has not been amended, annulled, rescinded, or revoked, and is now in full force and effect.


     IN WITNESS WHEREOF, I have hereunto affixed my signature and the seal of the Corporation this 30th day of May, 1996.


     SEAL                                /s/ Janet E. Hannon
                                             -------------------
                                             Assistant Secretary


7275N/21

                                                                       EXHIBIT A
                   AUTHORITY TO MARKET VARIABLE LIFE INSURANCE
                         AND ESTABLISH SEPARATE ACCOUNTS
                         -------------------------------

B28-95

     WHEREAS, by memorandum to Executive Vice President and Chief Administrative Officer William T. McCaffrey, dated September 6, 1995 (the "Memorandum"), Senior Vice President Samuel B. Shlesinger referred to a proposal currently under consideration by management to merge Equitable Variable Life Insurance Company into Equitable Life (the "Proposed Merger");

     WHEREAS, if the Proposed Merger were to occur, the Company would require all necessary licenses and other approvals to carry on the business of EVLICO, some of which must be applied for in advance upon authority granted by this Board to engage in a variable life insurance business; and

     WHEREAS, the Memorandum requests that this Board authorize, contingent upon the effectiveness of the Proposed Merger, the conduct by the Company of a variable life insurance business and other actions to facilitate the operation of such business;

                              NOW, THEREFORE, BE IT

     RESOLVED, That authorization is given to continue studying the feasibility of merging EVLICO into the Company;

     FURTHER RESOLVED, That, contingent upon the effectiveness of the Proposed Merger, the Company shall commence a variable life insurance business in order to perform its obligations under the EVLICO variable life insurance policies issued prior to the Proposed Merger and to offer and sell variable life insurance policies thereafter;

     FURTHER RESOLVED, That the Company hereby establishes Separate Accounts I, FP, PVT and P-1 (the "Separate Accounts") to become operational upon the effectiveness of the Merger;

     FURTHER RESOLVED, That the Separate Accounts shall fund variable life insurance policies currently funded in corresponding separate accounts of EVLICO and policies to be issued by Equitable Life after the Merger.

     FURTHER RESOLVED, That the Chief Investment Officer of the Company, with power to sub-delegate, is authorized in his discretion as he may deem appropriate from time to time and in accordance with applicable laws and regulations (a) to divide the Separate Accounts into one or more divisions or subdivisions, (b) to modify or eliminate any such division or subdivision, (c) to change the designation of the Separate Accounts to another designation (d) to designate additional divisions or subdivisions thereof and (e) to authorize and establish any and all additional separate accounts as may be deemed by such officer to by necessary or desirable for the Company's variable life insurance business and having investment policies substantially similar to any current or future separate account of the Company which has been or may be specifically approved by this Board;

     FURTHER RESOLVED, That the officers of the Company be, and each of them hereby is, authorized to invest cash in the Separate Accounts or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the Separate Account's operations or to meet any minimum capital requirements under the Investment Company Act of 1940 (the "1949 Act") and to transfer cash or securities from time to time between the Company's general account and any Separate Account as deemed necessary or appropriate as long as such transfers are not prohibited by law and are consistent with the terms of the variable life insurance policies issued by the Company providing for allocations to such Separate Accounts;

     FURTHER RESOLVED, That authority is hereby delegated to the Chief Executive Officer, the President and the Chief Investment Officer, with power to sub-delegate, to adopt Rules and Regulations for Certain Operations of the Separate Accounts, providing for, among other things, criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of variable life insurance policies issued by the Company providing for allocation to any Separate Account with respect to the shares of any investment companies which are held in such Separate Account;

     FURTHER RESOLVED, That the initial fundamental investment policy of each Separate Account shall be the investment policy of the corresponding separate account of EVLICO at the effective date of the Proposed Merger, provided, however, that such investment policy may be changed from time to time in accordance with applicable law by the Chief Investment Officer of the Company or such other officer as he may designate;

     FURTHER RESOLVED, That the Company may register under the Securities Act of 1933 (the "1933 Act") variable life insurance policies, or units of interest thereunder, under which amounts will be allocated by the Company to the Separate Accounts to support reserves for such policies and, in connection therewith, the officers of the Company be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel and other consultants, to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Company, registration statements under the 1933 Act, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the officer executing the same may deem necessary or appropriate;

     FURTHER RESOLVED, That the officers of the Company are authorized, with the assistance of accountants, legal counsel and other consultants, to take all actions necessary to register the Separate Accounts under the 1940 Act and to take such related actions as they deem necessary and appropriate to carry out the foregoing;

     FURTHER RESOLVED, That the officers of the Company be, and each of them hereby is, authorized to prepare, execute, and file with the Securities and Exchange Commission such no-action requests and applications for such exemptions from or orders under the federal or state securities laws as they may from time to time deem necessary or desirable;

     FURTHER RESOLVED, That the President of the Company is hereby appointed as agent for service under any registration statement under the 1933 Act or the 1940 Act relating to the Separate Accounts, such person to by duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to such registration statement and to exercise powers given to such agent by the 1933 Act and 1940 Act and the rules and regulations thereunder, and any other applicable law;

     FURTHER RESOLVED, That the officers of the Company be, and each of them hereby is, authorized to effect, in the name and on behalf of the Company, all such registrations, filing and qualifications under applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Company, and with respect to any variable life insurance policies under which amounts will be allocated by the Company to the Separate Accounts to support reserves for such policies; such authorization to include registration, filing and qualification of the Company and of said policies, as well as registration, filing and qualification of officers, employees and agents of the Company as brokers, dealers, agents, salesmen, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;

     FURTHER RESOLVED, That the standards of suitability and code of conduct relating to the doing by the Company of a variable life insurance business, in the forms annexed to the Memorandum, are hereby approved; and

     FURTHER RESOLVED, That the officers of the Company are, and each of them hereby is, authorized and instructed to take all such acts and prepare and deliver all such documents in the name and on behalf of the Company, including all documents required by state licensing authorities to conduct a variable life insurance business, as may be necessary or desirable to effectuate the purposes of the foregoing resolutions.